Exhibit 12.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 WWW.DYKEMA.COM Tel: 414-488-7300

November [●], 2024

Scienture Holdings, Inc.

6308 Benjamin Rd

Suite 708 Tampa, Florida 33634

Ladies and Gentlemen:

We have acted as legal counsel to Scienture Holdings, Inc. (f/k/a TRxADE Health, Inc.), a Delaware corporation (the “Company”), in connection with the preparation and filing of an offering statement on Form 1-A (the “Offering Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement covers the contemplated offering, issuance, and sale (the “Offering”) of shares of the Company’s common stock $0.0001 par value per share (the “Securities”) resulting in gross net proceeds to the Company of not more than $20 million. The Securities are being offered pursuant to the terms of that certain Placement Agent Agreement by and between the Company and Aegis Capital Corp. (the “Placement Agent”).

In our capacity as legal counsel to the Company and in connection with this opinion letter, we have examined and relied upon the following:

1.	the Offering Statement;

2.	the placement agent agreement dated [●] (the “Placement Agent Agreement”), entered into by and between the Placement Agent and the Company;

3.	the form subscription agreement (the “Subscription Agreement”), to be entered into by and between the Company and the investors;

4.	a certificate dated [●], 2024, of the Chief Financial Officer of the Company with respect to certain factual matters and certifying the resolutions passed by the Company’s board of directors authorizing, among other things, the Placement Agent Agreement, the Subscription Agreement, and the issuance of the Securities (the “Officer’s Certificate”);

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Scienture Holdings, Inc.

November [●], 2024

5.	the Company’s Second Amended and Restated Certificate of Incorporation, as amended;

6.	the Amended and Restated Bylaws of the Company, as currently in effect (the “Bylaws”);

7.	those records of the proceedings and actions of the Company’s board of directors as we have deemed necessary or appropriate to render the opinions expressed herein; and

8.	such other certificates, documents and records as we have deemed necessary or appropriate to express the opinions set forth herein (1 through 8, collectively the “Transaction Documents”).

In basing the opinions and other matters set forth herein on “our knowledge” or information “known to us,” or “of which we are aware” the words “our knowledge,” “known to us” and “aware” signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as legal counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters, whether or not such investigation or verification might otherwise be reasonable or prudent. Although we act as legal counsel to the Company with respect to specific matters on a regular basis, we do not act as legal counsel to the Company as to all matters and, therefore, we may be unaware of certain of its business dealings. Our knowledge of factual matters regarding the Company is based solely upon those matters with respect to which we have rendered legal advice and matters which the Company has disclosed to us, upon inquiry or otherwise. The words “our knowledge,” “known to us,” “of which we are aware,” and similar language used herein are limited to the knowledge of the lawyers within our firm who have provided substantive legal attention to matters on behalf of the Company in the form of legal consultations or legal representation in connection with the Offering and the Transaction Documents, which knowledge has been obtained by such lawyers in their capacities as such.

In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

1.	the genuineness of all signatures, the legal capacity, competence, and signing authority (excluding officers of the Company) of all natural persons, the authenticity and completeness of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as certified or copies or as certified, conformed, electronic, or photostatic copies or facsimiles (including commercial reproduction);

2.	the identity and capacity of any person acting or purporting to act as a corporate or public official;

Scienture Holdings, Inc.

November [●], 2024

3.	the accuracy and completeness of all information provided to us by public officials, offices of public record, or the Company’s officers or directors, and we have assumed that such information is true and correct at the time when it was provided and continues to be true and correct from such time to the date hereof;

4.	the accuracy and completeness of all representations and statements of fact contained in all documents, instruments and certificates (including, without limitation, the Officer’s Certificate;

5.	the accuracy and completeness of the minute books and all other corporate records of the Company reviewed by us;

6.	all information required to be disclosed in connection with any consent or approval by the board of directors, managers, members, general partner or other applicable authorizing body of any party to the Placement Agent Agreement or Subscription Agreements, and all information required to be disclosed in connection with any issue relevant to our opinions, has in fact been fully and fairly disclosed to all persons to whom it is required to be disclosed;

7.	each of the Placement Agent Agreement and the Subscription Agreements constitutes the valid and binding obligation of each party to such agreements, enforceable against such party in accordance with its terms;

8.	at all material times, there is no effective order, injunction, instrument or similar pronouncement issued by any federal or state government, government instrument, authority or agency, or federal or state court, that would have the effect of ceasing, preventing or restricting the distribution, trade, issuance, offering, sale or delivery of securities of the Company or that affects any person who engages in such a trade;

9.	there are no records of any proceedings or actions of the Company’s stockholders or board of directors that have not been provided to us;

10.	the absence of any integrated offering in connection with the Offering of the Securities;

11.	the absence of any “bad actor” disqualifications as required under the Securities Act, in connection with the Offering of the Securities; and

12.	the Securities are offered, issued and sold in compliance with applicable United States federal and state securities laws, and in the manner stated in the Offering Statement, Placement Agent Agreement, and all Subscription Agreements.

Scienture Holdings, Inc.

November [●], 2024

Our opinions set forth below are qualified as follows:

1.	Whenever our opinion refers to Securities, whether issued or to be issued, as being “fully paid and non-assessable,” such opinion indicates that the holder of such Securities cannot be required to contribute any further amounts to the Company by virtue of such holder’s status as holder of such Securities, either in order to complete payment for the Securities, to satisfy claims of creditors, or otherwise. No opinion is expressed as to the adequacy of any consideration received for such Securities.

2.	The opinions expressed below are based on legislation, regulations, and circumstances in effect on the date hereof. We have considered such questions of law and examined such statutes, regulations, public and corporate records, certificates of the Company’s officers, and other documents as we have considered appropriate and necessary for the purpose of our opinions. In particular, we have relied as to matters of fact on the Officer’s Certificate.

3.	To the extent the Officer’s Certificate, and any other certificate or document referenced herein, is based on any assumption, given in reliance on any other certificate or document, understanding, or other criteria, or is made subject to any limitation, qualification, or exception, our opinions are also based on such assumption, given in reliance on such other certificate, document, understanding, or other criteria, and are made subject to such limitation, qualification and exception.

4.	The opinions expressed herein are limited to the applicable provisions of the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, in each case excluding the principles of conflicts of laws thereof. We express no opinion as to the effect of the laws of any other jurisdiction, do not purport to be experts in the laws of any other jurisdiction, and disclaim any opinion as to the application or effect of any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction.

5.	Where statements in this opinion are qualified by the term “material,” “materiality,” “material adverse effect,” or any similar phrase, those statements involved judgments and opinions as to materiality or lack of materiality of any matter to the Company or its businesses, prospects, assets, or financial condition, which are entirely those of the Company and its officers and directors, after having been advised by us at to the legal effect and consequences of such matters.

Based upon and subject to the foregoing and the other qualifications and limitations set forth herein, it is our opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

Scienture Holdings, Inc.

November [●], 2024

2.	The Securities to be sold pursuant to the Offering Statement have been duly authorized for issuance by all necessary action on the part of the Company and, when issued and sold by the Company, in accordance with the terms set forth in the Offering Statement, the Placement Agent Agreement, and the Subscription Agreements, against payment therefor as set forth in the Subscription Agreements, will be validly issued, fully paid and non-assessable.

3.	Assuming the accuracy and completeness of the representations and warranties of the Company and the Company’s compliance with its covenants set forth in the Offering Statement, the Placement Agent Agreement, and the Subscription Agreements and the accuracy and completeness of the assumptions described herein, no registration of the Securities under the Securities Act is required in connection with the Offering by the Company pursuant to the Offering Statement, the Placement Agent Agreement, and the Subscription Agreements.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Offering Statement. In giving such consent, we do not admit that we are an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is solely for the Company’s use in connection with the Offering and may not be used or relied upon by any other person or for any other purpose without our prior written consent. This opinion is limited to the matters expressly stated herein, and no opinion or belief is implied or should be inferred beyond the matters expressly stated herein. For greater certainty, we express no opinion as to the contents of the Offering Statement, other than the opinions expressly set forth herein. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking or obligation to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Respectfully Submitted,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC